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                                                                      Exhibit 23




                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS



Board of Directors
Ameritech Corporation


As independent public accountants, we hereby consent to incorporation by reference of our reports dated January 28, 1994, included (or incorporated by reference) in this Form 10-K for the year ended December 31, 1993, into Ameritech Corporation's previously filed Registration Statement File Nos. 33-26366, 2-97037, 33-30593, 33-32705, 33-34006, 33-36790, 33-47608, 33-49036,
33-51771 and 33-51773.




                                                   /s/ Arthur Andersen & Co.
                                                   ARTHUR ANDERSEN & CO.


Chicago, Illinois
March 30, 1994